UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 3, 2012

(Date of earliest event reported)

st. jude medical, inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12441

Minnesota	41-1276891
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One St. Jude Medical Drive
St. Paul, Minnesota 55117

(Address of principal executive offices, including zip code)

(651) 756-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2012, at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of St. Jude Medical, Inc. (the “Company”), the Company’s shareholders approved certain amendments (the “Amendments”) to the St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan (as amended and restated, the “Purchase Plan”).

The Purchase Plan was initially approved by the Company’s shareholders on May 16, 2007. The purpose of the Purchase Plan is to provide employees of the Company and certain of the Company’s subsidiaries with an opportunity to share in the ownership of the Company by providing them with a convenient and cost-effective means to purchase the Company’s common stock. As owners of the Company, employees have a stronger incentive to work for the continued success of the Company. The Purchase Plan also enhances the Company’s ability to obtain and retain the services of employees. A portion of the Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. The Company’s Board of Directors may terminate or amend the Purchase Plan at any time, except as provided in the Purchase Plan. Unless earlier terminated by the Board of Directors, the Purchase Plan will continue in effect until all of the shares of common stock issuable under the Purchase Plan have been exhausted.

The Amendments approved at the Annual Meeting:

•	increased the number of shares authorized for issuance under the Purchase Plan by 6,000,000 shares, from 5,000,000 to 11,000,000;

•	provided that no fractional shares will be purchased under the Purchase Plan;

•	provided that no interest will accrue on account balances or on contributions that are returned to terminated participants;

•	clarified the treatment of an employee in the case of a leave of absence or hardship withdrawal from the employee’s 401(k) account; and

•	included other technical changes relating to Section 423 of the Internal Revenue Code that are not material.

The Amendments are effective for contribution periods and purchase dates beginning on and after August 1, 2012.

This summary of the Purchase Plan, including the Amendments approved at the Annual Meeting, is not complete and is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K. A more detailed summary of the Purchase Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 23, 2012 (the “Proxy Statement”).

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Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders voted on the following matters:

(1)	A proposal to elect two members to the Company’s Board of Directors for terms ending in 2015. Each director was elected and received the following votes:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
John W. Brown	226,659,395	20,371,097	69,775	28,660,299
Daniel J. Starks	228,964,071	18,036,325	99,871	28,660,299

(2)	A proposal to approve amendments to the St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan. The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
243,684,108	3,117,597	298,562	28,660,299

(3)	A proposal to approve amendments to the Company’s Articles of Incorporation and Bylaws to declassify the Company’s Board of Directors. The proposal was not approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
244,086,985	2,829,289	183,993	28,660,299

As disclosed in the Proxy Statement, the affirmative vote of at least 80% of the votes entitled to be cast at the Annual Meeting by holders of all outstanding shares of the Company’s common stock was required to approve the proposal to declassify the Company’s Board of Directors. On the record date for the Annual Meeting, there were 313,581,605 shares of the Company’s common stock outstanding.

(4)	A non-binding proposal to approve the compensation of the Company’s named executive officers. The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
203,427,759	43,162,053	510,455	28,660,299

(5)	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012. The proposal was approved and received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
264,772,984	10,655,149	332,433	0

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits.

10.1        St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan, as amended effective August 1, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

st. jude medical, inc.

By:	/s/ Jason Zellers
Jason Zellers Vice President, General Counsel and Corporate Secretary

Date: May 4, 2012

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EXHIBIT INDEX

Exhibit Number	Description

10.1	St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan, as amended effective August 1, 2012.

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